Exhibit 99

Latham Group, Inc. Reports First Quarter Fiscal 2023 Financial Results

Affirms Fiscal 2023 Guidance

LATHAM, N.Y. – May 9, 2023– Latham Group, Inc. (“Latham” or “the Company”) (Nasdaq: SWIM), the largest designer, manufacturer, and marketer of in-ground residential swimming pools in North America, Australia, and New Zealand, today announced financial results for the first quarter of its fiscal year 2023 ended April 1, 2023.

First Quarter Fiscal 2023 Highlights:

•	Net sales of $137.7 million, down 28.1% year-over-year

•	Net loss of $14.4 million versus net loss of $2.8 million in the prior year period, representing a 10.4% net loss margin

•	Adjusted EBITDA of $11.0 million, representing an 8.0% Adjusted EBITDA margin

“Our operational execution enabled us to deliver first quarter results above our expectations in spite of the continued challenging macroenvironment and a difficult year-over-year comparison,” said Scott Rajeski, President and Chief Executive Officer of Latham. “We have taken deliberate actions to right size our costs and inventories in response to the market conditions. We have also ramped up our digital marketing efforts that produced year-over-year increases in our website activity and leads for our dealer partners.”

Mr. Rajeski continued, “We continue to make progress in driving material conversion from concrete to fiberglass swimming pools. In 2022, we grew fiberglass pool volumes in a down U.S. in-ground pool installation market, and we expect that continued momentum in fiberglass will position us to outperform the market again this year.”

“We are uniquely positioned to drive consumer demand in a difficult macroeconomic environment as we expand our dealer base, deepen our existing dealer partnerships, and execute our direct-to-homeowner and fiberglass conversion strategies. These efforts, combined with ongoing productivity gains from our lean and value engineering initiatives, position us well to deliver on our fiscal 2023 outlook,” Mr. Rajeski concluded.

First Quarter Fiscal 2023 Results

Net sales for the first quarter of fiscal 2023 were $137.7 million, down $53.9 million, or 28.1% from first quarter of fiscal 2022. The decrease was primarily attributable to volume declines as the pool market returned to pre-2020 seasonality, the wholesale channel continued to destock packaged pool inventory, and macroeconomic challenges continued.

Gross profit for the first quarter of fiscal 2023 was $33.4 million, down $37.3 million, or 52.8% from the prior fiscal year’s first quarter. Gross margin was 24.2%, compared to 36.9% in the prior year period. Gross profit and gross margin were driven by reduced sales, negative fixed cost leverage from volume declines, the impact of inflation, and the right sizing of our inventory.

Selling, general, and administrative expenses (“SG&A”) decreased to $33.1 million from $45.2 million in the first quarter of fiscal 2022, driven primarily by a $9.4 million decrease in stock-based compensation expense and benefits from the cost reduction actions taken in the fourth quarter of fiscal 2022. SG&A as a percentage of net sales increased to 24.0% from 23.6%. Excluding non-cash stock-based compensation expense, SG&A decreased by $2.7 million from the prior year period.

Net loss was $14.4 million, or ($0.13) per share compared to a net loss of $2.8 million, or ($0.02) per share, for the prior fiscal year’s first quarter. Net loss margin was 10.4%, compared to a net loss margin of 1.5% for the first quarter of fiscal 2022.

Adjusted EBITDA for the first quarter of fiscal 2023 was $11.0 million, down $37.0 million or 77.0%, from the prior fiscal year’s first quarter, primarily driven by the decrease in gross profit and partially offset by the reduction in SG&A expenses. Adjusted EBITDA margin decreased to 8.0% from 25.0% for the prior year period.

Balance Sheet, Cash Flow, and Liquidity

As of April 1, 2023, the Company had cash and cash equivalents of $55.0 million and $27.0 million of borrowing availability under its $75.0 million revolving credit facility, giving the Company total liquidity of $82.0 million as it enters peak pool selling season, a period during which the Company typically generates the majority of its cash. Total debt was $360.5 million as of April 1, 2023.

Net cash used in operating activities was $14.5 million for the fiscal quarter ended April 1, 2023 versus $57.5 million in the prior fiscal year first quarter, primarily driven by a decrease in inventories to meet demand outlook while maintaining lead times and service levels.

Capital expenditures totaled $9.9 million in the first quarter of fiscal 2023 compared to $6.7 million in the first quarter of fiscal 2022. The increase in capital spending was primarily related to the Company’s fiberglass capacity expansion initiatives, most notably the Kingston manufacturing facility project.

Fiscal 2023 Outlook

Latham affirms its existing net sales, adjusted EBITDA, and capital expenditures guidance for the full year fiscal 2023. The Company’s financial outlook reflects:

•	First quarter fiscal 2023 results;

•	The impact of macroeconomic challenges on consumer spending and demand, resulting in anticipated declines in the industry for U.S. new in-ground pool installations;

•	Normalization of packaged pool channel inventory in the wholesale distribution channel from elevated levels, which is expected to remain a headwind through at least the first half of 2023;

•	Continued progress executing our strategy to drive material conversion from concrete to fiberglass swimming pools, supported by our continued momentum on our lead generation efforts and digital tools;

•	Benefits from previously announced cost reduction actions and continuous improvement initiatives; and

•	Disciplined capital investments with a focus on the completion of projects for the Kingston, Ontario and Seminole, Oklahoma fiberglass manufacturing facilities.

Metric	Low	High
Net Sales	$565 million	$615 million
Adjusted EBITDA[1]	$90 million	$110 million
Capital Expenditures	$35 million	$40 million

1A reconciliation of Latham’s projected Adjusted EBITDA to net loss for fiscal 2023 is not available due to uncertainty related to our future income tax expense.

Conference Call Details

Latham will hold a conference call to discuss its first quarter fiscal 2023 financial results today, May 9, 2023, at 9:00 AM Eastern Time.

Participants are encouraged to pre-register for the conference call by visiting https://dpregister.com/sreg/10177471/f8f79d4316. Callers who pre-register will be sent a confirmation e-mail including a conference passcode and unique PIN to gain immediate access to the call. Participants may pre-register at any time, including up to and after the call start time. To ensure you are connected for the full call, please register at least 10 minutes before the start of the call.

A live audio webcast of the conference call, along with related presentation materials, will be available online at https://ir.lathampool.com/ under “Events & Presentations”.

Those without internet access or unable to pre-register may dial in by calling:
PARTICIPANT DIAL IN (TOLL FREE): 1-833-953-2435
PARTICIPANT INTERNATIONAL DIAL IN: 1-412-317-5764

A replay will be available approximately two hours after the conclusion of the call on the Company’s investor relations website under “Events & Presentations” or by dialing 1-877-344-7529 or 1-412-317-0088. The conference ID for the replay is 9816691. The replay will be available through May 23, 2023.

About Latham Group, Inc.

Latham Group, Inc., headquartered in Latham, NY, is the largest designer, manufacturer, and marketer of in-ground residential swimming pools in North America, Australia, and New Zealand. Latham has coast-to-coast operations consisting of over 2,000 employees across over 30 locations.

Non-GAAP Financial Measures

We track our non-GAAP financial measures to monitor and manage our underlying financial performance. This news release includes the presentation of Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures that exclude the impact of certain costs, losses, and gains that are required to be included in our profit and loss measures under GAAP. Although we believe these measures are useful to investors and analysts for the same reasons it is useful to management, as discussed below, these measures are neither a substitute for, nor superior to, U.S. GAAP financial measures or disclosures. Other companies may calculate similarly-titled non-GAAP measures differently, limiting their usefulness as comparative measures. We have reconciled our historic Adjusted EBITDA to the applicable most comparable GAAP measure, net loss, in this news release.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA margin are key metrics used by management and our board of directors to assess our financial performance. Adjusted EBITDA and Adjusted EBITDA margin are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures. We use Adjusted EBITDA and Adjusted EBITDA margin to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to utilize as a significant performance metric in our annual management incentive bonus plan compensation, and to compare our performance against that of other companies using similar measures. We have presented Adjusted EBITDA and Adjusted EBITDA margin solely as supplemental disclosures because we believe they allow for a more complete analysis of results of operations and assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance, such as (i) depreciation and amortization, (ii) interest expense, (iii) income tax (benefit) expense, (iv) loss (gain) on sale and disposal of property and equipment, (v) restructuring charges, (vi) stock-based compensation expense, (vii) unrealized losses (gains) on foreign currency transactions, (viii) strategic initiative costs, (ix) acquisition and integration related costs, (x) loss on extinguishment of debt, (xi) underwriting fees related to offering of common stock, (xii) Odessa fire and (xiii) other items that we do not believe are indicative of our core operating performance.

Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures and should not be considered as alternatives to net loss as a measure of financial performance or any other performance measure derived in accordance with GAAP, and they should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA and Adjusted EBITDA margin, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this news release. There can be no assurance that we will not modify the presentation of Adjusted EBITDA and Adjusted EBITDA margin in the future, and any such modification may be material. In addition, other companies, including companies in our industry, may not calculate Adjusted EBITDA and Adjusted EBITDA margin at all or may calculate Adjusted EBITDA and Adjusted EBITDA margin differently and accordingly, are not necessarily comparable to similarly entitled measures of other companies, which reduces the usefulness of Adjusted EBITDA and Adjusted EBITDA margin as tools for comparison.

Adjusted EBITDA and Adjusted EBITDA margin have their limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA and Adjusted EBITDA margin:

•	do not reflect every expenditure, future requirements for capital expenditures or contractual commitments;

•	do not reflect changes in our working capital needs;

•	do not reflect the interest expense, or the amounts necessary to service interest or principal payments, on our outstanding debt;

•	do not reflect income tax (benefit) expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate;

•	do not reflect non-cash stock-based compensation, which will remain a key element of our overall compensation package; and

•	do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

Although depreciation and amortization are eliminated in the calculation of Adjusted EBITDA and Adjusted EBITDA margin, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA margin do not reflect any costs of such replacements.

Forward-looking Statements

Certain statements in this earnings release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release other than statements of historical fact may constitute forward-looking statements, including statements regarding our future operating results and financial position, our business strategy and plans, business and market trends, our objectives for future operations, macroeconomic and geopolitical conditions, and the sufficiency of our cash balances, working capital and cash generated from operating, investing, and financing activities for our future liquidity and capital resource needs. These statements involve known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of our control, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including: secular shifts in consumer demand for swimming pools and spending on outdoor living spaces; slow pace of material conversion from concrete pools to fiberglass pools in the pool industry; changes in access to consumer credit or increases in interest rates impacting consumers’ ability to finance their purchases of pools; macroeconomic conditions; our ability to sustain further growth in our business; adverse weather conditions; natural disasters, war, terrorism, public health issues or other catastrophic events; our ability to attract, develop and retain highly qualified personnel; our ability to attract dealers and distributors to purchase our products; the loss of our largest customers or suppliers; our ability to source the quantity or quality of raw materials and components, and increases in costs thereof; inflationary impacts; product quality issues, warranty claims or safety concerns; competition; failure to meet customer specifications or consumer expectations; our inability to collect accounts receivables from our customers; challenges in the implementation of our enterprise resource planning system; changes or increases in environmental, health, safety, transportation and other government regulations; the effects of climate change and the expanding legal and regulatory restrictions intended to address climate change; our ability to obtain transportation services to deliver our product and to obtain raw materials timely, and increases in transportation costs; enforcement of intellectual property rights by or against us; the risks of doing business internationally; cyber security breaches and data leaks, and our dependence on information technology systems; and other factors set forth under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and subsequent reports we file or furnish with the SEC. New emerging risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business, financial condition, results of operations and cash flows.

Although we believe that the expectations reflected in the forward-looking statements are reasonable and our expectations based on third-party information and projections are from sources that management believes to be reputable, we cannot guarantee future results, levels of activities, performance or achievements. These forward-looking statements reflect our views with respect to future events as of the date hereof or the date specified herein, and we have based these forward-looking statements on our current expectations and projections about future events and trends. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date hereof. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements further do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake.

Investors Contact:
Nicole Harlowe
Edelman for Latham
latham@edelman.com

646 750 7235

Media Contact:
Jeff Anzulewicz

Latham, The Pool Company
jeffanzulewicz@lathampool.com

717 813 3093

Latham Group, Inc.

  Condensed Consolidated Statements of Operations

  (in thousands, except share and per share data) (unaudited)

	Fiscal Quarter Ended
	April 1, 2023	April 2, 2022
Net sales	$137,719	$191,614
Cost of sales	104,349	120,960
Gross profit	33,370	70,654
Selling, general, and administrative expense	33,057	45,225
Underwriting fees related to offering of common stock	—	11,437
Amortization	6,632	7,192
(Loss) income from operations	(6,319)	6,800
Other expense (income):
Interest expense	10,804	1,765
Loss on extinguishment of debt	—	3,465
Other expense (income), net	210	(355)
Total other expense, net	11,014	4,875
Earnings from equity method investment	37	542
(Loss) income before income taxes	(17,296)	2,467
Income tax (benefit) expense	(2,928)	5,307
Net loss	$(14,368)	$(2,840)
Net loss per share attributable to common stockholders:
Basic	$(0.13)	$(0.02)
Diluted	$(0.13)	$(0.02)
Weighted-average common shares outstanding – basic and diluted
Basic	112,102,198	113,698,513
Diluted	112,102,198	113,698,513

Latham Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data) (unaudited)

	April 1,	December 31,
	2023	2022
Assets
Current assets:
Cash	$55,016	$32,626
Trade receivables, net	102,374	48,847
Inventories, net	149,555	165,220
Income tax receivable	5,132	2,316
Prepaid expenses and other current assets	6,579	5,998
Total current assets	318,656	255,007
Property and equipment, net	105,167	98,184
Equity method investment	25,132	25,095
Deferred tax assets	7,867	7,762
Operating lease right-of-use assets	36,927	38,308
Goodwill	131,196	131,383
Intangible assets, net	302,299	309,215
Other assets	2,408	4,729
Total assets	$929,652	$869,683
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$48,835	$25,449
Accounts payable – related party	367	358
Current maturities of long-term debt	3,250	3,250
Current operating lease liabilities	7,084	6,923
Accrued expenses and other current liabilities	46,747	50,885
Total current liabilities	106,283	86,865
Long-term debt, net of discount and current portion	357,211	309,631
Deferred income tax liabilities, net	50,181	50,181
Liability for uncertain tax positions	7,248	7,123
Non-current operating lease liabilities	30,905	32,391
Other long-term liabilities	2,777	702
Total liabilities	554,605	486,893
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized as of both April 1, 2023 and December 31, 2022; no shares issued and outstanding as of both April 1, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value; 900,000,000 shares authorized as of April 1, 2023 and December 31, 2022; 114,690,053 and 114,667,975 shares issued and outstanding, as of April 1, 2023 and December 31, 2022, respectively	11	11
Additional paid-in capital	447,649	440,880
Accumulated deficit	(68,936)	(54,568)
Accumulated other comprehensive loss	(3,677)	(3,533)
Total stockholders’ equity	375,047	382,790
Total liabilities and stockholders’ equity	$929,652	$869,683

Latham Group, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Fiscal Quarter Ended
	April 1,	April 2,
	2023	2022
Cash flows from operating activities:
Net loss	$(14,368)	$(2,840)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,258	9,494
Amortization of deferred financing costs and debt discount	430	280
Non-cash lease expense	1,877	1,780
Change in fair value of interest rate swaps	4,866	(2,781)
Stock-based compensation expense	6,769	16,925
Underwriting fees related to offering of common stock	—	11,437
Loss on extinguishment of debt	—	3,465
Other non-cash, net	2,560	1,374
Earnings from equity method investment	(37)	(542)
Changes in operating assets and liabilities:
Trade receivables	(55,286)	(78,947)
Inventories	15,615	(30,490)
Prepaid expenses and other current assets	(593)	(790)
Income tax receivable	(2,816)	(26)
Other assets	(1,225)	(328)
Accounts payable	20,947	17,494
Accrued expenses and other current liabilities	(3,190)	(3,234)
Other long-term liabilities	717	261
Net cash used in operating activities	(14,476)	(57,468)
Cash flows from investing activities:
Purchases of property and equipment	(9,942)	(6,666)
Net cash used in investing activities	(9,942)	(6,666)
Cash flows from financing activities:
Proceeds from long-term debt borrowings	—	320,125
Payments on long-term debt borrowings	(813)	(284,009)
Proceeds from borrowings on revolving credit facilities	48,000	20,000
Payments on revolving credit facility	—	(10,000)
Deferred financing fees paid	—	(6,865)
Proceeds from the issuance of common stock	—	257,663
Repayments of finance lease obligations	(101)	—
Repurchases and retirements of common stock	—	(257,663)
Net cash provided by financing activities	47,086	39,251
Effect of exchange rate changes on cash	(278)	(411)
Net increase (decrease) in cash	22,390	(25,294)
Cash at beginning of period	32,626	43,952
Cash at end of period	$55,016	$18,658
Supplemental cash flow information:
Cash paid for interest	$5,123	$1,628
Income taxes paid, net	637	578
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$5,849	$337
Capitalized internal-use software included in accounts payable – related party	359	900
Right-of-use operating and finance lease assets obtained in exchange for lease liabilities	1,625	33,839

Latham Group, Inc.

Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation

(Non-GAAP Reconciliation)

(in thousands)

	Fiscal Quarter Ended
	April 1, 2023	April 2, 2022
Net loss	$(14,368)	$(2,840)
Depreciation and amortization	9,258	9,494
Interest expense	10,804	1,765
Income tax (benefit) expense	(2,928)	5,307
Loss on sale and disposal of property and equipment	8	—
Restructuring charges(a)	519	13
Stock-based compensation expense(b)	6,769	16,925
Unrealized losses (gains) on foreign currency transactions(c)	730	(4)
Strategic initiative costs(d)	1,067	1,818
Acquisition and integration related costs(e)	11	257
Loss on extinguishment of debt(f)	—	3,465
Underwriting fees related to offering of common stock(g)	—	11,437
Odessa fire(h)	(864)	—
Other(i)	27	325
Adjusted EBITDA	$11,033	$47,962
Net sales	$137,719	$191,614
Net loss margin	(10.4)%	(1.5)%
Adjusted EBITDA margin	8.0%	25.0%

(a) Represents costs related to a cost reduction plan announced in 2022 to optimize production and shift schedules, implement a workforce reduction, and to shut down our Bossier City, Louisiana facility. Also includes severance and other costs for our executive management changes.

(b) Represents non-cash stock-based compensation expense.

(c) Represents unrealized foreign currency transaction losses (gain) associated with our international subsidiaries.

(d) Represents fees paid to external consultants for our strategic initiatives.

(e) Represents acquisition and integration costs primarily related to the acquisition of Radiant, the equity investment in Premier Pools & Spas, as well as other costs related to potential transactions.

(f) Represents the loss on extinguishment of debt in connection with our debt refinancing on February 23, 2022.

(g) Represents underwriting fees related to our offering of common stock that was completed in January 2022.

(h) Represents costs incurred and insurance recoveries in excess of costs incurred for the period related to a production facility fire in Odessa, Texas.

(i) Other costs consist of other discrete items as determined by management, primarily including (i) fees paid to external advisors for various matters, (ii) non-cash adjustments to record the step-up in the fair value of inventory related to the acquisition of Radiant, which was amortized through cost of sales in the condensed consolidated statements of operations, and (iii) other items.